EXHIBIT 10.1

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of July 23, 2010 (this “Agreement”), made by GSI Group Corporation (the “Company”) and each of the parties set forth on the signature pages hereto (together with the Company, each a “Grantor” and collectively, the “Grantors”), in favor of The Bank of New York Mellon Trust Company, N.A., a national banking association, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) to each of the Noteholders referred to below (together with the Collateral Agent, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, in connection with a Final Fourth Joint Plan of Reorganization dated May 24, 2010 filed by the Company and certain of its domestic subsidiaries as supplemented on May 27, 2010 and confirmed by the Bankruptcy Court of the District of Delaware by order dated May 27, 2010 (the “Reorganization Plan”) and pursuant to the terms of the Indenture dated July 23, 2010 (the “Indenture”) entered into by the Company and the Guarantors (defined below), the Company intends to issue certain 12.25% Senior Secured PIK Election Notes (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, collectively, the “Notes”), in partial satisfaction of the Note Claims (as defined in the Reorganization Plan) to the holders of such Note Claims (together with any other holders of the Notes from time to time, the “Noteholders”);

WHEREAS, each of the undersigned Grantors (other than the Company) (each a “Guarantor” and collectively, the “Guarantors”) has agreed pursuant to the terms of the Indenture to guarantee the Company’s obligations under the Indenture and the Notes;

WHEREAS, it is a condition precedent to the effectiveness of the Reorganization Plan that the Grantors execute and deliver this Agreement providing for the grant of a first priority perfected security interest in all (except as provided herein) of the property and assets of each Grantor to secure all of the Company’s obligations under the Indenture and the Notes, and each Guarantor’s obligations under the Indenture; and

WHEREAS, the Grantors have determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, the Grantors;

NOW, THEREFORE, in consideration of the premises and the agreements herein, each Grantor agrees as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Indenture and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Indenture, the Notes or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

(b) The following terms shall have the respective meanings provided for in the Uniform Commercial Code: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Canadian Grantor” means a Grantor incorporated under the laws of Canada or any political subdivision thereof.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Collateral” shall have the meaning set forth in Section 2.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Part F of Schedule I hereto).

“Copyrights” means all domestic copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Part F of Schedule I hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States), and all renewals, extensions, restorations and reversions thereof.

“Event of Default” shall have the meaning set forth in the Notes.

“Foreign Subsidiary” shall have the meaning set forth in Section 2(a).

“GAAP” shall have the meaning set forth in Section 4(c).

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means the Copyrights, Trademarks, Trade Secrets and Patents.

“Intellectual Property Offices” means, (i) with respect to United States Copyrights or related Licenses, the United States Copyright Office, and (ii) with respect to United States Trademarks and United States Patents or related Licenses, the United States Patent and Trademark Office.

“Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any lease required under GAAP to be capitalized on the balance sheet of such Person and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Material Adverse Effect” means (i) a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of any of GSI Group Inc., GSI Group Corporation, or Excel Technology, Inc., or (ii) a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Grantors taken as a whole.

“Obligations” shall have the meaning set forth in Section 3.

“Operating Right” shall have the meaning set forth in Section 5(f)(vi).

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by the claims of any Patent (including, without limitation, all Patent Licenses set forth in Part F of Schedule I hereto).

“Patents” means all domestic letters patent, design patents, utility patents, industrial designs and inventions, now existing or hereafter acquired (including, without limitation, all domestic letters patent, design patents, utility patents, industrial designs, and inventions described in Part F of Schedule I hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Perfection Requirement” shall have the meaning set forth in Section 4(i).

“Prescribed Operating Right” shall have the meaning set forth in Section 5(f)(vi).

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“PPSA” means the Personal Property Security Act (New Brunswick) and the orders and regulations thereto, as in effect from time to time.

“Receiver” means any receiver or receiver and manager for the Collateral or any of the business, undertakings, property and assets of any Canadian Grantor appointed by the Collateral Agent pursuant to this Security Agreement or by a court on application by the Collateral Agent.

“Registered” with respect to Intellectual Property means currently issued, registered, renewed with a governmental authority, or the subject of a pending application therefor.

“Related Rights” shall have the meaning set forth in Section 5(f)(vi).

“Required Approvals” shall have the meaning set forth in Section 5(f)(vi).

“Secured Parties” means each of the Collateral Agent and the Noteholders.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Part F of Schedule I hereto).

“Trademarks” means all domestic trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Part F of Schedule I hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of any state thereof), and all extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

“Trade Secrets” means all domestic trade secrets, confidential proprietary information, and confidential know-how.

“Transaction Documents” means this Agreement, the Indenture and the Notes and any other document entered into in connection therewith.

“ULC” means any unlimited company incorporated or otherwise constituted under the laws of the Provinces of Alberta or Nova Scotia or any similar body corporate formed under the laws of any other jurisdiction whose members may at any time become responsible for any of the obligations of that body corporate.

“ULC Shares” means any member or shareholder interests in a ULC in which any Grantor now or hereafter has rights, and (as the context so admits) any item or part thereof.

SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations referred to below, each Grantor hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, all personal property of each Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(a) all Accounts; (b) all Chattel Paper (whether tangible or electronic); (c) the Commercial Tort Claims specified on Part D of Schedule I hereto; (d) all Deposit Accounts, all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Secured Parties or any affiliate, representative, agent or correspondent of any Secured Party; (e) all Documents; (f) all Equipment; (g) all Fixtures; (h) all General Intangibles (including, without limitation, all Payment Intangibles); (i) all Goods; (j) all Instruments (including, without limitation, Promissory Notes and each certificated Security); (k) all Inventory; (l) all Investment Property; (m) all Copyrights, Patents and Trademarks, and all Licenses; (n) all Letter-of-Credit Rights; (o) all Supporting Obligations; (p) all other tangible and intangible personal property of each Grantor (whether or not subject to the Uniform Commercial Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantors rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and (q) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include: (a) the Capital Stock of any Subsidiary to the extent Rule 3-16 of Regulation S-X (or any other law, rule or regulation) would require separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency) due to the fact that such Capital Stock secures the Notes subject to Section 10.06(b) of the Indenture; (b) in the case of a Subsidiary organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia (a “Foreign Subsidiary”), more than up to 66  2/3% (or such greater percentage that, due to a change in applicable law after the date hereof, (i) would not cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (ii) would not cause any material adverse tax consequences) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), (c) ULC Shares, (d) any lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantors, or (ii) the terms of any such lease, license contract, or agreement (unless any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provisions or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (d) of this section shall not include any proceeds of any such lease, license, contract or agreement, (e) any “intent-to-use” application for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Alleged Use” with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such intent-to-use trademark or service mark application under applicable federal law, or (f) any property located outside the United States (other than shares of Capital Stock of Foreign Subsidiaries of any Grantor organized or formed in the United States or Canada).

The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of any and all Persons now or hereafter existing who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its reasonable discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

Each Canadian Grantor agrees that value has been given, that such Grantor and the Collateral Agent have not agreed to postpone the time for attachment of the security interest granted hereunder and that such security interest is intended to attach, as to all of the Collateral in which such Grantor now has rights, when such Grantor executes this Security Agreement and, as to all Collateral in which such Grantor only has rights after the execution of this Security Agreement, when such Grantor first has such rights. For certainty, each Canadian Grantor confirms and agrees that the security interest granted hereunder is intended to attach to all present and future Collateral of such Grantor and each successor of such Grantor.

SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a) (i) the payment by the Grantors, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Indenture, the Notes and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents; and

(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any obligations of any Grantor to make an offer to purchase Notes.

SECTION 4. Representations and Warranties. Each Grantor represents and warrants as of the date of this Agreement as follows:

(a) Part A of Schedule I hereto sets forth (i) the exact legal name of each Grantor, (ii) the jurisdiction of incorporation, organization or formation and the organizational identification number of each Grantor in such jurisdiction, and (iii) all names (including trade names and similar appellations) presently used by each Grantor or any of its divisions or other business units, and (iv) all names (including former legal names and trade names or similar appellations) used by each Grantor or any of its divisions or other business units during the past five years.

(b) There is no pending or to such Grantor’s best knowledge, threatened action, suit, proceeding or claim affecting any Guarantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c) All Federal, state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained except where the failure to make such filing or obtain such extension would not have a Material Adverse Effect, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except for any de minimus amounts in respect of taxes, assessments and other governmental charges, where such nonpayment would not have a Material Adverse Effect, and except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied (“GAAP”).

(d) All Equipment, Fixtures, Goods and Inventory of each Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory, of each Grantor hereafter existing (in each case, other than (i) any Equipment, Goods and Inventory in transit or in the possession of third parties for repair, assembly or refurbishment or deliverables in the possession of salespeople, and (ii) any Equipment, Goods or Inventory having a value of less than $250,000 individually or $1,000,000 in the aggregate) will be, located and/or based at the addresses specified therefor in Part B of Schedule I hereto (it being understood that at any one time no more than $1,000,000 of Equipment, Goods or Inventory shall be at a location other than as set forth on Part B of Schedule I hereto as the same may be supplemented in accordance with the terms hereof), except that each Grantor will give the Collateral Agent written notice of any change in the location of any such Collateral within 20 days of such change, other than to locations set forth on Part B of Schedule I hereto (or a new Part B of Schedule I delivered by the Grantors to the Collateral Agent from time to time). Each Grantor’s chief place of business and chief executive office, the place where each Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Part B of Schedule I hereto. Part B of Schedule I hereto sets forth each location previously maintained by any Grantor during the past four months for any of the purposes listed in this clause (d) above. None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Part E of Schedule I hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Security, Chattel Paper, letter of credit and other Instrument owned by each Grantor (other than Promissory Notes, Securities, Chattel Paper, letters of credit or Instruments which have a stated amount or fair market value of less than $100,000 individually or $500,000 in the aggregate) and (ii) each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account.

(e) Each Grantor has delivered or otherwise made available to the Collateral Agent complete and correct copies of each material License described in Part F of Schedule I hereto, including all schedules and exhibits thereto, which represents all of the material Licenses existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, subject to the limitations on enforceability in connection with bankruptcy, receivership and similar proceedings. No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

Except as permitted by the Indenture, each Grantor owns and controls, or otherwise possesses adequate rights to use, all material Intellectual Property, which constitutes the only Intellectual Property used to conduct its business in substantially the same manner as conducted as of the date hereof. Part F of Schedule I hereto sets forth a true and complete list of all Registered Copyrights, Registered Patents, Registered Trademarks and material Licenses owned or used by each Grantor as of the date hereof. No Grantor has any material Trade Secrets. If any Grantor develops material Trade Secrets after the date hereof, the Grantor shall describe such Trade Secrets sufficiently so as to clearly identify them. If such identification or description would be impossible without making a public disclosure of such Trade Secrets, the Grantor shall notify the Trustee and the Company and the Noteholders agree to use their best efforts to identify the Trade Secrets sufficiently in order to create a security interest in such Trade Secrets without making a public disclosure of the Trade Secret information.

(f) To the best knowledge of each Grantor, no Grantor derives revenues from Copyrights that are not registered with the United States Copyright Office, except as set forth in Part G of Schedule I. To the best knowledge of each Grantor, all such material Intellectual Property of each Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Part H of Schedule I, no Intellectual Property (except for Intellectual Property having a de minimus value) is the subject of any licensing or franchising agreement. Each Grantor has no knowledge of any conflict with the rights of others to any Intellectual Property (except for Intellectual Property having a de minimus value) and, to the best knowledge of each Grantor, each Grantor is not now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by each Grantor. No Grantor has received any written notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(g) Except as permitted by the Indenture, each Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office, except such as may have been filed in favor of the Secured Parties relating to this Agreement or the other Security Documents or in favor of the holders of Permitted Liens with respect to such Permitted Liens.

(h) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene in any material respect any law or any contractual restriction binding on or otherwise affecting each Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(i) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, is required for (i) the grant by each Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (except (A) for the filing under the PPSA, the Uniform Commercial Code, or Articles 8 or 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction (if such jurisdiction is any state of the United States other than New York) of the financing statements described in Part C of Schedule I hereto (or a new Part C of Schedule I delivered by the Grantors to the Collateral Agent from time to time), all of which financing statements have been duly filed and are in full force and effect or will be duly filed and in full force and effect, (B) with respect to Deposit Accounts, and all cash and other property from time to time deposited therein, or Commodity Contracts for the execution of a control agreement with the depository institution or commodity intermediary with which such account is maintained, each as provided in Section 5(i), (C) with respect to the perfection of the security interest created hereby in the Intellectual Property and Licenses, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit A hereto in the applicable Intellectual Property Office, (D) with respect to the perfection of the security interest created hereby in Titled Collateral, for the submission of an appropriate application requesting that the Lien of the Collateral Agent be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the applicable Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral, to the appropriate Governmental Authority, (E) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, for the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Uniform Commercial Code as in effect in the applicable jurisdiction, (F) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Commodity Contracts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (G) the Collateral Agent having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), (E), (F) and (G), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(j) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The Perfection Requirements result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which each Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to Permitted Liens (as defined under the Indenture) and the Perfection Requirements. Such recordings and filings and all other action necessary to perfect and protect such security interest have been duly taken or will be taken pursuant to Section 5(n), and, in the case of Collateral in which each Grantor obtains rights after the date hereof, will be duly taken, except for the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

(k) As of the date hereof, no Grantor holds any Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for such Commercial Tort Claims described in Part D of Schedule I hereto.

(l) No Grantor owns any ULC Shares.

(m) Part I of Schedule I hereto sets forth for each Grantor a complete and accurate list, as of the date of this Agreement, of (i) all real property owned or leased by such Grantor, (ii) if such property is leased, the landlord and the term of the lease, and (iii) if such property is held in fee, the holder of any lien on such real property.

SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding:

(a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action as necessary or that the Collateral Agent may reasonably request in order to: (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and each material License, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Collateral Agent each Promissory Note, Security, Chattel Paper or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, provided, however, that such delivery and pledge requirement shall not apply to any Promissory Note, Security, Chattel Paper or other Instrument having a face amount of less than $100,000 individually or $500,000 in the aggregate, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral in excess of $250,000 individually or $1,000,000 in the aggregate shall be in the possession of a third party (it being understood that at any one time no more than $1,000,000 of Collateral shall be at a location other than as set forth on Schedule I hereto as the same may be supplemented in accordance with the terms hereof), notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim in excess of $100,000 individually or $500,000 in the aggregate, promptly notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof, (G) upon the acquisition after the date hereof by any Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a Motor Vehicle or Equipment that is subject to a purchase money security interest), causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent in accordance with Section 5(j) hereof; and (H) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable, in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction. No Grantor shall acquire or shall move to a location outside of the United States any assets that currently are or typically would be acquired and held in the United States.

(b) Location of Equipment and Inventory. Other than any Inventory, or Equipment in transit (or, in the case of Grantors’ motor vehicles, being used in the ordinary course), or in the possession of third parties for repair, assembly or refurbishment, each Grantor will keep the Equipment and Inventory (i) at the locations specified therefor on Part B of Schedule I hereto, or (ii) at such other locations set forth on Part B of Schedule I hereto (or a new Part B of Schedule I delivered by the Grantors to Collateral Agent from time to time), or (iii) at such other locations in the United States, provided that within 20 days following the relocation of Equipment or Inventory to such other location or the acquisition of Equipment or Inventory, such Grantor shall deliver to the Collateral Agent a new Part B of Schedule I indicating such new locations.

(c) Condition of Equipment. Each Grantor will maintain or cause the Equipment (necessary or useful to its business) to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment of any Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may request to such end. Any Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any such loss or damage in excess of $250,000 per occurrence to any Equipment.

(d) Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e) Insurance.

(i) Each Grantor will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. Each such policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and any Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent. Each such policy shall (A) name the Collateral Agent as an additional insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty, or endorsement by any Grantor (or as specified in such insurer’s standard “acord” or other similar form), (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. Any Grantor will deliver to the Collateral Agent original or duplicate policies of such insurance and a report of a reputable insurance broker with respect to such insurance. Any Grantor will also execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. So long as no Default or Event of Default has occurred and is continuing, to the extent any proceeds of insurance maintained by any Grantor pursuant to this Section 5(e) are paid to the Collateral Agent but another Security Document (as defined in the Indenture) permits the use of such funds by the Grantor, such proceeds shall be remitted to such Grantor by the Collateral Agent for use in the manner described in such Security Document. Upon the occurrence and during the continuance of any Default or Event of Default, any proceeds of insurance maintained by any Grantor pursuant to this Section 5(e) shall be paid to the Collateral Agent, and, the Collateral Agent, may, at its option, require any Grantor to make or cause to be made the necessary repairs to or replacements, and any proceeds of insurance maintained by any Grantor and in possession of the Collateral Agent pursuant to this Section 5(e) shall be paid by the Collateral Agent to any Grantor as reimbursement for the costs of such repairs or replacements.

(f) Provisions Concerning the Accounts and the Licenses.

(i) Each Grantor will (A) give the Collateral Agent at least 30 days’ prior written notice of any change in such Grantor’s name (including, for certainty, the adoption of any French form of name by a Canadian Grantor), identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Part A of Schedule I hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper.

(ii) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, any Grantor may (and, at the Collateral Agent’s direction, will) take such action as any Grantor or the Collateral Agent may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent shall be applied as specified in accordance with Section 7(b) hereof.

(iii) Upon the occurrence and during the continuance of any breach or default under any material License referred to in Part F of Schedule I hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv) Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License referred to in Part F of Schedule I hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(v) Each Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will, except as permitted by the Indenture, take all action reasonably necessary to maintain such Licenses in full force and effect. Except as permitted by the Indenture, no Grantor will, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Part F of Schedule I hereto.

(vi) Notwithstanding anything to the contrary contained in any other provision of this Security Agreement, if any Grantor cannot lawfully grant the security interest contemplated hereby in any General Intangibles, Intellectual Property or Licenses or any rights related thereto (each, an “Operating Right”) because the terms of such Operating Right prohibit the creation of the security interest contemplated hereby therein, the Operating Right requires the consent of any Person which has not been obtained or the grant of the security interest contemplated hereby therein would contravene or is void under any applicable statute or regulation, that Operating Right shall not, to the extent it would be illegal, void or result in a material loss and expense to such Grantor (each, a “Prescribed Operating Right”), be subject to the security interest contemplated hereby (save to the extent provided below) unless and until such agreements, consents, waivers and approvals as may be required to avoid such illegality, voidness or material loss and expense have been obtained (“Required Approvals”). The security interest contemplated hereby shall nonetheless immediately attach to any rights of such Grantor arising under, by reason of, or otherwise in respect of such Prescribed Operating Right, such as the right to receive payments thereunder and all Proceeds thereof (“Related Rights”), to the extent and at the time such attachment to the Related Rights (i) is not illegal, void and would not result in a material loss and expense to such Grantor or (ii) in the case of Accounts, such prohibition or restriction is not enforceable against third parties such as the Collateral Agent.

(vii) To the extent not prohibited by applicable statute or regulation, each Grantor will hold in trust for the Collateral Agent on behalf of and for the rateable benefit of the Secured Parties, and provide the Secured Parties with the benefits of, each Prescribed Operating Right and following the occurrence of an Event of Default and while it is continuing, will enforce all Prescribed Operating Rights at the direction of the Collateral Agent or at the direction of such other Person (including any purchaser of Collateral from the Collateral Agent or any Receiver) as the Collateral Agent may designate, provided that until the security interest contemplated hereby becomes enforceable, such Grantor shall, to the extent permitted by the Indenture, be entitled to receive all Proceeds relating to the Prescribed Operating Rights, subject to the security interest contemplated hereby.

(viii) Upon request from the Collateral Agent from time to time, each Grantor shall use commercially reasonable efforts to obtain such Required Approvals as the Collateral Agent shall specify as soon as reasonably practicable.

(ix) None of the Collateral of any Canadian Grantor shall include Consumer Goods (as such term is defined in the PPSA).

(g) Transfers and Other Liens.

(i) No Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except (A) Inventory in the ordinary course of business, (B) worn out or obsolete assets, not necessary to the business, and (C) otherwise as permitted pursuant to the terms of the Indenture.

(ii) No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(h) Intellectual Property.

(i) If applicable, any Grantor shall, upon the Collateral Agent’s written request, duly execute and deliver the applicable Assignment for Security in the form attached hereto as Exhibit A. Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the material Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and each Grantor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any material Intellectual Property may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement. Each Grantor will cause to be taken all commercially reasonable and necessary steps in any proceeding before each applicable Intellectual Property Office to maintain each registration or application for registration of the material Intellectual Property (for the avoidance of doubt, other than any Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the first sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) to the extent any Grantor shall deem commercially reasonable and appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property. Each Grantor shall furnish to the Collateral Agent from time to time upon its request statements and schedules further identifying and describing the Registered Intellectual Property, material Trade Secrets and material Licenses and such other reports in connection with the Registered Intellectual Property, material Trade Secrets and material Licenses, all in reasonable detail, following receipt by the Collateral Agent of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Parts F, G and H of Schedule I hereto, as the case may be, to include any Registered Intellectual Property, material Trade Secret and material License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Collateral Agent, desirable to subject such Intellectual Property and material Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no

Grantor may abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor will take such action as necessary or as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.

(ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with any Intellectual Property Office, or in any similar office or agency of the United States unless it gives the Collateral Agent written notice within thirty (30) days of such filing. Any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers necessary to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of any Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the indefeasible payment in full in cash of all of the Obligations in full.

(i) Deposit, Commodities and Securities Accounts. Each Grantor shall cause each bank and other financial institution with an account referred to in Part E of Schedule I hereto to execute and deliver to the Collateral Agent a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by each Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by the Collateral Agent to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of each Grantor, which instructions the Collateral Agent will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all Commodity Contracts, securities, Investment Property and other items of each Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, (iii) any right of set off (other than recoupment of standard fees), banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent, and (iv) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Collateral Agent, each Grantor shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Part E of Schedule I hereto. The provisions of this paragraph 5(i) shall not apply to (i) Deposit Accounts for which the Collateral Agent is the depositary (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of each Grantor’s salaried or hourly employees and (iii) Deposit Accounts which individually and in the aggregate, have an average monthly balance of $10,000 or less.

(j) Motor Vehicles. With respect to any motor vehicles in excess of $100,000 individually or $500,000 in the aggregate which are covered by a certificate of title under a statute which requires indication of a security interest on such certificate as a condition of perfection thereof:

(i) Each Grantor shall deliver to the Collateral Agent originals of the certificates of title or ownership for all such motor vehicles owned by it with the Collateral Agent listed as lienholder, for the benefit of the Secured Parties.

(ii) Each Grantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable such motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Collateral Agent listed as lienholder thereof, (B) filing such applications with such state agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as necessary or as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on such motor vehicles and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(iii) So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Collateral Agent shall execute and deliver to any Grantor such instruments as any Grantor shall reasonably request or as otherwise provided for in the Indenture to remove the notation of the Collateral Agent as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Collateral Agent of a certificate from any Grantor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto in such case passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that any Grantor will receive as sale proceeds or insurance proceeds.

(k) Control. Each Grantor hereby agrees to take any or all action that may be necessary or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain control in accordance with Sections 9-105, 9-106 and 9-107 of the Uniform Commercial Code with respect to the following Collateral (other than any Electronic Chattel Paper, Investment Property and Letter of Credit Rights having a value of less than, or having funds or other assets credited thereto with a value of less than, $100,000 individually or $500,000 in the aggregate): (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(l) Inspection and Reporting. Each Grantor shall permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate, during normal business hours, upon reasonable request and after reasonable prior notice, in the absence of an Event of Default and not more than once a year in the absence of an Event of Default, (i) to examine and make copies of and abstracts from any

Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, (iii) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of any Grantor. Upon reasonable request, each Grantor shall also permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

(m) Future Subsidiaries. If any Grantor shall hereafter create or acquire any domestic Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, such Grantor shall (i) cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, (ii) such Grantor shall deliver to Collateral Agent revised Schedules to this Agreement, as appropriate, (iii) shall duly execute and deliver a guaranty of the Obligations in favor of the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent, and (iv) shall duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Collateral Agent, as the Collateral Agent may reasonably request with respect thereto, provided that any Grantor that acquires a subsidiary on or within two days after the Closing Date shall have 10 Business Days in which to satisfy the requirements of this Section 5(m). No Grantor shall create any ULC nor acquire any ULC Shares.

(n) Leases. The last day of the term of any lease, oral or written, or any agreement therefor, now held or hereafter acquired by a Canadian Grantor shall be excepted from the security hereby constituted and shall not form part of the Collateral but such Grantor shall stand possessed of such one day remaining upon trust to assign and dispose of the same. If any such lease or agreement therefor contains a provision which provides in effect that such lease or agreement may not be assigned, sub-leased, charged or made the subject of any Lien without the consent of the lessor, the application of the security hereby constituted to any such lease or agreement shall be conditional upon such consent being obtained. Each Canadian Grantor shall forthwith use commercially reasonable best efforts to obtain, as soon as reasonably practicable, such consent for each such lease or agreement that is material.

SECTION 6. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that is necessary or that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) subject to the Indenture, describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of such

Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Canadian Grantor acknowledges receipt of a copy of this Security Agreement and copies of the verification statements pertaining to the financing statements filed under the PPSA by the Collateral Agent in respect of this Security Agreement. To the extent permitted by applicable law, each Grantor irrevocably waives the right to receive a copy of each financing statement or financing change statement (or any verification statement pertaining thereto) filed under the PPSA or under such other personal property security statutes by the Collateral Agent in respect of this Security Agreement or any other security agreement, and releases any and all claims or causes of action it may have against any Secured Party for failure to provide any such copy.

(b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument necessary or advisable or which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of each Grantor under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings necessary or advisable or which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Secured Parties with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Secured Parties with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(c) For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Indenture that limit the right of any Grantor to dispose of its property, and Section 5(g) and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, any Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property. Further, upon the indefeasible payment in full in cash of all of the Obligations, the Collateral Agent (subject to Section 10(e) hereof) shall cooperate in taking all necessary steps and make all filings and recordings to release and reassign to any Grantor all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken by the Collateral Agent’s own gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d) If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(h) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

SECTION 7. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased (if permitted by the lessor of such premises) by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent or Receiver shall be made without warranty, (ii) the Collateral Agent or Receiver may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to any Grantor from the Collateral Agent or Receiver after and during the continuance of an Event of Default, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent or Receiver may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent or Receiver shall in its sole discretion determine; and (3) the Collateral Agent or Receiver may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) Any cash held by the Collateral Agent or Receiver as Collateral and all Cash Proceeds received by the Collateral Agent or Receiver in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent or Receiver pursuant to Section 8 hereof) by the Collateral Agent or Receiver against, all or any part of the Obligations in such order as the Collateral Agent or Receiver shall elect, consistent with the provisions of the Indenture. Any surplus of such cash or Cash Proceeds held by the Collateral Agent or Receiver and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent or Receiver to collect such deficiency.

(d) Each Grantor hereby acknowledges that if the Collateral Agent or Receiver complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e) Neither the Collateral Agent nor any Receiver shall be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s or Receiver’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s or any Receiver’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

(f) In addition to its other enforcement rights expressed herein or otherwise at law, the Collateral Agent may appoint by instrument in writing one or more Receivers of any Collateral of any Canadian Grantor. Any such Receiver shall have the rights set out in paragraph (g) below. In exercising such rights, any Receiver shall act as and for all purposes shall be deemed to be the agent of such Grantor and no Secured Party shall be responsible for any act or default of any Receiver. The Collateral Agent may remove any Receiver and appoint another from time to time. No Receiver appointed by the Collateral Agent need be appointed by, nor need its appointment be ratified by, or its actions in any way supervised by, a court. If two or more Receivers are appointed to act concurrently, they shall, unless otherwise expressly provided in the instrument appointing them, so act severally and not jointly and severally. The appointment of any Receiver or anything done by a Receiver or the removal or termination of any Receiver shall not have the effect of constituting any Secured Party a mortgagee in possession in respect of the Collateral.

(g) Any Receiver appointed by the Collateral Agent shall have such of the following rights, powers, authorities and remedies as the Collateral Agent shall grant to such Receiver in the instrument appointing such Receiver:

(i) any Receiver may exercise any rights, powers and remedies to which the Collateral Agent is entitled;

(ii) any Receiver may at any time enter upon any premises owned, leased or otherwise occupied by any Canadian Grantor or where any Collateral is located to take possession of, disable or remove any Collateral, and may use whatever means the Receiver considers advisable to do so;

(iii) any Receiver shall be entitled to immediate possession of Collateral and the each Canadian Grantor shall forthwith upon demand by any Receiver deliver up possession to a Receiver of any Collateral;

(iv) any Receiver may carry on, or concur in the carrying on of, any of the business or undertaking of any Canadian Grantor and may, to the exclusion of all others, including each Canadian Grantor, enter upon, occupy and use any of the premises, buildings, plant and undertaking of or occupied or used by any Canadian Grantor and may use any of the Equipment and General Intangibles of such Grantor for such time and such purposes as the Receiver sees fit. No Receiver shall be liable to any Grantor for any negligence (other than gross negligence, intentional misconduct or a violation of any applicable law) in so doing or in respect of any rent, charges, costs, depreciation or damages in connection with any such action; and

(v) any Receiver may have, enjoy and exercise all of the rights of and enjoyed by each Canadian Grantor with respect to the Collateral or incidental, ancillary, attaching or deriving from the ownership by any Canadian Grantor of the Collateral, including the right to enter into agreements pertaining to Collateral, the right to commence or continue proceedings to preserve or protect Collateral and the right to grant or agree to Liens and grant or reserve profits à prendre, easements, rights of ways, rights in the nature of easements and licenses over or pertaining to the whole or any part of the Collateral.

(h) The Collateral Agent may, at any time, apply to a court of competent jurisdiction for the appointment of a Receiver, or other official, who may have powers the same as, greater or lesser than, or otherwise different from, those capable of being granted to a Receiver appointed by the Collateral Agent pursuant to this Security Agreement.

SECTION 8. Indemnity and Expenses.

(a) Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Secured Parties and any Receiver harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent caused by such Person’s own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b) Each Grantor agrees, jointly and severally, to pay to the Collateral Agent and Receiver upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent, Receiver and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent or Receiver), which the Collateral Agent or Receiver may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or Receiver hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

(c) The benefits of this Section 8 shall survive the termination of this Agreement.

Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, e-mailed or delivered, at its address set forth on the signature pages below, and if to the Collateral Agent to it, at its address specified on the signature pages below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery.

SECTION 10. Resignation and Removal of the Collateral Trustee

(a) Resignation or Removal of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in Section 10(b) and the acceptance of such appointment by the successor Collateral Agent:

(i) the Collateral Agent may resign at any time by giving not less than 45 days’ notice of resignation to each Noteholder and the Company, provided that such notice period may be waived by each Noteholder and the Company; and

(ii) the Collateral Agent may be removed at any time, with or without cause, by the Holders of a majority in principal amount of the outstanding Notes.

(b) Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by the Holders of a majority in principal amount of the outstanding Notes subject to the consent of the Company, which shall not be unreasonably withheld. If no successor Collateral Agent has been so appointed and accepted such appointment within 45 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Company), at its option, appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which must be a bank or trust company:

(A) authorized to exercise corporate trust powers;

(B) having a combined capital and surplus of at least $100,000,000;

(C) maintaining an office in New York, New York; and

(D) that is not a Noteholder.

The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 10(b) has accepted its appointment as Collateral Agent and the provisions of Section 10(c) have been satisfied.

(c) Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(A) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder; and

(B) the predecessor Collateral Agent will (at the expense of the Company) promptly transfer all Liens and Collateral within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or reasonably requested by the successor Collateral Agent or reasonably requested by Noteholders holding a majority in aggregate principal amount of the Notes then outstanding to transfer to the successor Collateral Agent all Liens interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Security Documents.

SECTION 11. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Uniform Commercial Code and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Secured Parties may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents in accordance with the respective Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Secured Parties shall mean the assignee of the Secured Parties. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

(e) Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(h) EACH GRANTOR AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE COLLATERAL AGENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(i) Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Grantor at its address provided herein, such service to become effective 10 days after such mailing.

(j) Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.

(k) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(l) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

(n) In connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it as Trustee under the Indenture.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GSI GROUP CORPORATION
As the Issuer

By:	/s/ Michael Katzenstein
	Name:	Michael Katzenstein
	Title:	Chief Restructuring Officer

GSI GROUP INC.
As a Guarantor

By:	/s/ Michael Katzenstein
	Name:	Michael Katzenstein
	Title:	Chief Restructuring Officer

MES INTERNATIONAL INC. as a Guarantor

By:	/s/ Michael Katzenstein
	Name:	Michael Katzenstein
	Title:	Chief Restructuring Officer

EXCEL TECHNOLOGY, INC.
As a Guarantor

By:	/s/ Michael Katzenstein
	Name:	Michael Katzenstein
	Title:	President

[Signature Page to Security Agreement]

CAMBRIDGE TECHNOLOGY, INC.,
as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

CONTINUUM ELECTRO-OPTICS, INC., as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

CONTROL LASER CORPORATION (D/B/A BAUBLYS CONTROL LASER), as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

THE OPTICAL CORPORATION, as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

PHOTO RESEARCH, INC., as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

QUANTRONIX CORPORATION, as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

SYNRAD, INC., as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

MICROE SYSTEMS CORP. as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

[Signature Page to Security Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Leslie Lockhart
	Name:	Leslie Lockhart
	Title:	Senior Associate

[Signature Page to Security Agreement]

SCHEDULE I

EXHIBIT A

GRANT OF SECURITY INTEREST

[TRADEMARKS] [PATENTS] [COPYRIGHTS]

WHEREAS,                                                               (the “Grantor”) [holds all right, title and interest in and to, the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on the annexed Schedule 1A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];

WHEREAS, the Grantor has entered into an Amended and Restated Security Agreement, dated as of              , 20     (as amended, restated or otherwise modified from time to time the “Security Agreement”), The Bank of New York Mellon Trust Company, N.A., a             , in its capacity as collateral agent (the “Grantee”) to each of the Noteholders referred to below;

WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Grantee for the benefit of the Holders (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Grantor in, to and under the [Trademarks, together with, among other things, the goodwill of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the “Obligations” (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants to the Grantee for the benefit of the Holders a continuing security interest in the Collateral to secure the prompt payment and performance of the Obligations.

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of             , 20

[GRANTOR]

By:
Name:
Title:

STATE OF
ss.:
COUNTY OF

On this      day of             , 20    , before me personally came                                         , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the                                          of                                     , a                                         , and that s/he executed the foregoing instrument in the firm name of                                              , and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

ANNEX A TO ASSIGNMENT FOR SECURITY

[Trademarks and Trademark Applications]

[Patent and Patent Applications]

[Copyright and Copyright Applications]

Owned by